Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 27, 2009, with respect to the consolidated financial statements of Construtora Tenda S.A. as of December 31, 2008, and for the period from October 22, 2008 through December 31, 2008, included in the Annual Report of Gafisa S.A. on Form 20-F for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Gafisa S.A. on Form F-3 (File No. 333-159803, effective June 5, 2009).

/s/ Terco Grant Thornton Auditores Independentes
São Paulo, SP, Brazil
March  10, 2010